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                                                                    EXHIBIT 99.1

( BW)(MI-SYNTEL)(SYNT) Syntel Reports Fourth Quarter and
Full-Year 2003 Results

   Business Editors/High-Tech Writers

   TROY, Mich.--(BUSINESS WIRE)--February 11, 2004--Syntel, Inc. (NASDAQ: SYNT):

   Highlights:

   --  Revenue for Q4 was $47.4M and FY2003 was $179.5M

   -- Gross margin for the Q4 and FY2003 was 43.6% and 43.3%, respectively

   -- EPS for Q4 and FY2003 was $0.27 and $0.99 per diluted share, respectively

   --  Global headcount grew by 1,067 to 3,861 in 2003

   --  Year end 2003 cash balance & marketable securities of $136.8M

        Syntel, Inc. (NASDAQ: SYNT), a global information technology services firm, today announced financial results for the fourth quarter and full-year ended December 31, 2003.
        "We are very pleased with our performance for the fourth quarter and full-year, as we continued to show improvement across our key business metrics," said Bharat Desai, Syntel Chairman and CEO.
        Syntel's total revenue for the fourth quarter increased 20 percent to $47.4 million, compared to $39.4 million in the prior-year period and 7 percent sequentially from $44.1 million in the third quarter of 2003. The Company's gross margin was 43.6 percent in the fourth quarter of 2003, compared to 43.6 percent in the prior-year period and 41.6 percent in the third quarter of 2003.
        Syntel's income from operations was 27.5 percent in the fourth quarter, compared to 38.3 percent in the prior-year period and 29.5 percent in the third quarter of 2003. Matters of litigation related to the Metier transaction, an IT services company that Syntel acquired in 1999 were settled during the fourth quarter of 2002. Accordingly, $5.7 million of accrued Metier liabilities were reversed into income during that quarter, resulting in higher than usual income from operations.
        Net income for the fourth quarter was $10.9 million or $0.27 per diluted share compared to $11.2 million or $0.28 per diluted share in the prior year period, and $10.8 million or $0.26 per diluted share in the third quarter of 2003.
        For the full-year 2003, Syntel's revenue increased more than 11 percent to $179.5 million, compared to $161.5 million in 2002. Net income for 2003 was $40.3 million or $0.99 per diluted share, compared to $32.5 million or $0.81 per diluted share in 2002. The Company finished 2003 with gross margin of 43.3 percent compared to 41.8 percent in 2002. Year-over-year, Syntel's key focus area of applications outsourcing grew by 19.7 percent and now accounts for 76 percent of total revenue.
        During 2003, Syntel added 33 new corporate clients and launched 235 new engagements. Syntel signed 16 new "hunting licenses" or preferred partnership agreements with Global 2000 corporations and finished 2003 with 56 of these strategic relationships in place.
        Syntel's financial position and cash generation remain very strong. The Company ended 2003 with $136.8 million in cash and marketable securities. In the third quarter of 2003, Syntel paid a

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special one-time dividend of $1.25 per share and initiated a $0.06 per share quarterly dividend. The Company remains debt-free.
        "Syntel reached several milestones in 2003," added Desai. "We reached the 3,861 employee mark, which was an addition of over 1,000 employees during the year. We also reached 2,664 billable consultants, with the addition of over
500. Syntel also recorded its highest quarter and best year overall with respect to revenue. For the first time, Syntel delivered a higher percentage of client work from India, which reflects customer demand and our strong push to more fully leverage our robust Global Development Center network. Syntel will continue to focus on delivering enhanced value to our key strategic clients in 2004 and look to further leverage our strength as a culturally-aligned IT partner to accelerate growth."

        Outlook

        "Syntel remains cautiously optimistic with respect to 2004," said Keshav Murugesh, Syntel's Chief Financial Officer. "We continue to work closely with our key clients to accelerate their outsourcing activity levels, but forecasting the timing of that acceleration continues to present a challenge.
        "Currently we expect 2004 revenue to be in the range of $198 million to $208 million and diluted earnings per share between $0.92 and $1.00. This guidance reflects our aggressive hiring plans as well as investments necessary to fuel our growth."

        Syntel to Host Conference Call

        Syntel will discuss its fourth quarter performance today on a conference call at 10:00 a.m. (Eastern). To listen to the call, please dial (888) 689-9220. The call will also be broadcast live via the Internet at Syntel's web site: www.syntelinc.com under the "Investor Relations" section. Please go to the web site at least 15 minutes prior to call start time to register and download any necessary audio software. A replay will be made available by calling (800) 642-1687 and entering "5025359" beginning at 1 p.m. (Eastern) on February 11, 2004 through midnight (Eastern) on February 16, 2004.

        About Syntel

        Syntel (SYNT) is a leading global provider of custom outsourcing solutions in a broad spectrum of information technology and information technology-enabled services. The Company's vertical practices support the entire Design-Build-Operate-Optimize lifecycle of systems and processes for corporations in the Financial Services, Insurance, Retail, Health Care and Automotive industries. The first US-based firm to launch a Global Delivery Service to drive speed-to-market and quality advantages for its customers, Syntel now leverages this efficient model for the majority of its Global 2000 customers. Recently named one of Forbes Magazine's "Best 200 Small Companies in America," Syntel has over 3,800 employees worldwide, is assessed at Level 5 of the SEI's CMM and is ISO 9001:2000 certified. To learn more, visit us at: www.syntelinc.com.

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                          SYNTEL, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (in thousands, except per share data)


                                 3 MONTHS             12 MONTHS
                                ENDED DEC 31         ENDED DEC 31
                              ------------------  -------------------
                                 2003     2002      2003       2002
                              --------- --------  --------- ---------
Revenues (net)                 $47,409  $39,391   $179,507  $161,507
Cost of revenues                26,725   22,216    101,699    94,010
                              --------- --------  --------- ---------
Gross profit                    20,684   17,175     77,808    67,497
Selling, general and
 administrative expenses         7,627    7,776     27,396    31,421
Write Back related to Metier
 Settlement                          0    5,698          0     5,698
                              --------- --------  --------- ---------

Income from operations          13,057   15,097     50,412    41,774

Other income, principally
 interest                        1,076      985      3,168     3,191
                              --------- --------  --------- ---------

 Income before income taxes     14,133   16,082     53,580    44,965

Income tax                       3,190    4,790     13,242    12,338
                              --------- --------  --------- ---------

Net income before loss from
 equity investment and
investment write off            10,943   11,292     40,338    32,627

Profit / Loss from equity
 investment                          0      141         34       141
                              --------- --------  --------- ---------
 Net income                    $10,943  $11,151    $40,304   $32,486
                              ========= ========  ========= =========

EARNINGS PER SHARE
 Basic                           $0.27    $0.29      $1.02     $0.84
 Diluted                         $0.27    $0.28      $0.99     $0.81

 Weighted average common
  shares outstanding:

 Basic                          40,000   38,913     39,609    38,733
                              ========= ========  ========= =========
 Diluted                        41,081   40,304     40,797    39,917
                              ========= ========  ========= =========

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                          SYNTEL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                            December 31,  December 31,
                                                2003          2002
                                            ------------  ------------

                    ASSETS

Current assets:
  Cash and cash equivalents                    $110,699      $134,976
  Investments, marketable securities             26,137         5,737
  Accounts receivable, net  of provision for
   doubtful accounts                             32,429        24,329
  Advanced billings and other current assets      5,931         9,674
                                              ----------  ------------

       Total current assets                     175,196       174,716

Property and equipment                           25,617        20,950
  Less accumulated depreciation                  18,502        15,801
                                              ----------  ------------

       Property and equipment, net                7,115         5,149

Goodwill                                            906           906

Deferred income taxes and other noncurrent
 assets                                           2,864         2,801
                                              ----------  ------------
                                               $186,081      $183,572
                                              ==========  ============

                 LIABILITIES

Current liabilities:
  Accrued payroll and related costs             $11,851       $11,885
  Income taxes payable                            6,507         2,530
  Accounts payable and other current
   liabilities                                    9,861         9,027
  Deferred revenue                                4,456         5,286
                                              ----------  ------------
       Total liabilities                         32,675        28,728

             SHAREHOLDERS' EQUITY


Total Shareholders' equity                      153,406       154,844
                                              ----------  ------------
Total liabilities and shareholders' equity     $186,081      $183,572
                                              ==========  ============


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